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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                         ---------------------------
                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      OMEGA HEALTHCARE INVESTORS, INC.
           (Exact name of registrant as specified in its charter)


                        MARYLAND                     38-3041398
              (State of Incorporation)      (IRS Employer Identification No.)


                    905 WEST EISENHOWER CIRCLE, SUITE 110
                         ANN ARBOR, MICHIGAN  48103
                  (Address of principal executive offices)


 Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class              Name of each exchange on which
    to be so registered               each class is to be registered
    ---------------------             ------------------------------
           None                              Not Applicable

 If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

 If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(g) of the Act:

                             6.95% Notes Due 2007
            ---------------------------------------------------------------
                               (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

       A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the caption "Description of the Notes" in the Prospectus Supplement to the Registration Statement on Form S-3 (No. 333-20967), filed pursuant to Rule 424(b) with the Commission on July 29, 1997 as may be revised, supplemented, modified or amended and is hereby incorporated by reference in answer to this Item 1.

Item 2.  Exhibits

       Exhibit No.        Description
       -----------        -----------
           1              Form of Indenture (incorporated by reference to
                          Exhibit 4.2 to the Registrant's Registration
                          Statement No. 333-20967 on Form S-3)

           2 Form of Supplemental Indenture, including the form of Note attached as Exhibit A thereto


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                                  SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


DATED:  August 1, 1997                  OMEGA HEALTHCARE INVESTORS, INC.
                                         ("Registrant")



                                         By /s/ David A. Stover
                                            -------------------------------
                                            David A. Stover, Vice President
                                            and Chief Financial Officer